CREDIT SUISSE HIGH YIELD BOND FUND
AMENDED AND RESTATED BY-LAWS

            These By-Laws are made and
adopted pursuant to Section 3.9 of the Declaration of Trust establishing Credit Suisse High Yield Bond
Fund (f/k/a DLJ High Yield Bond Fund) dated as of
April 24, 1998, as from time to time amended
(hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.
ARTICLE I

SHAREHOLDER MEETINGS
            1.1	Chairman.  The Chairman, if
any, shall act as chairman at all meetings of the
Shareholders; in the Chairman's absence, the
Trustee or Trustees present at each meeting may
elect a temporary chairman for the meeting, who
may be one of themselves.
            1.2	Proxies; Voting.
Shareholders may vote either in person or by duly
executed proxy and each full share represented at
the meeting shall have one vote, all as provided in
Article 10 of the Declaration.
            1.3	Fixing Record Dates.  For the
purpose of determining the Shareholders who are
entitled to notice of or to vote or act at any meeting,
including any adjournment thereof, or who are
entitled to participate in any dividends, or for any
other proper purpose, the Trustees may from time to
time, without closing the transfer books, fix a record
date in the manner provided in Section 10.3 of the
Declaration.  If the Trustees do not prior to any
meeting of Shareholders so fix a record date or
close the transfer books, then the date of mailing
notice of the meeting or the date upon which the
dividend resolution is adopted, as the case may be,
shall be the record date.
            1.4	Inspectors of Election.  In
advance of any meeting of Shareholders, the
Trustees may appoint Inspectors of Election to act
at the meeting or any adjournment thereof.  If
Inspectors of Election are not so appointed, the
Chairman, if any, of any meeting of Shareholders
may, and on the request of any Shareholder or
Shareholder proxy shall, appoint Inspectors of
Election of the meeting.  The number of Inspectors
shall be either one or three.  If appointed at the
meeting on the request of one or more Shareholders
or proxies, a majority of Shares present shall
determine whether one or three Inspectors are to be
appointed, but failure to allow such determination
by the Shareholders shall not affect the validity of
the appointment of Inspectors of Election.  In case
any person appointed as Inspector fails to appear or
fails or refuses to act, the vacancy may be filled by
appointment made by the Trustees in advance of the
convening of the meeting or at the meeting by the
person acting as chairman.  The Inspectors of
Election shall determine the number of Shares
outstanding, the Shares represented at the meeting,
the existence of a quorum, the authenticity, validity
and effect of proxies, shall receive votes, ballots or
consents, shall hear and determine all challenges
and questions in any way arising in connection with
the right to vote, shall count and tabulate all votes
or consents, determine the results, and do such other
acts as may be proper to conduct the election or
vote with fairness to all Shareholders.  If there are
three Inspectors of Election, the decision, act or
certificate of a majority is effective in all respects as
the decision, act or certificate of all.  On request of
the Chairman, if any, of the meeting, or of any
Shareholder or Shareholder proxy, the Inspectors of
Election shall make a report in writing of any
challenge or question or matter determined by them
and shall execute a certificate of any facts found by
them.
            1.5	Records at Shareholder
Meetings.  At each meeting of the Shareholders,
there shall be made available for inspection at a
convenient time and place during normal business
hours, if requested by Shareholders, the minutes of
the last previous Annual or Special Meeting of
Shareholders of the Trust and a list of the
Shareholders of the Trust, as of the record date of
the meeting or the date of closing of transfer books,
as the case may be.  Such list of Shareholders shall
contain the name and the address of each
Shareholder in alphabetical order and the number of
Shares owned by such Shareholder.  Shareholders
shall have such other rights and procedures of
inspection of the books and records of the Trust as
are set out in Article IV of these By-Laws.
            1.6	Notice of Shareholder
Business at Shareholder Meetings.  (a) At any
meeting of the Shareholders, only such business
shall be conducted as shall have been properly
brought before the meeting. To be properly brought
before a meeting, the business must (i) be specified
in the notice of meeting (or any supplement thereto)
given by or at the direction of the Board of
Trustees, (ii) otherwise be properly brought before
the meeting by or at the direction of the Board of
Trustees, or (iii) otherwise (x) be properly brought
before the meeting by a Shareholder who is entitled
to vote at the meeting, who complies with the notice
procedures set forth in this Section 1.6 and who is a
Shareholder of record (i) at the time such notice is
delivered to the Secretary of the Trust, (ii) on the
record date for the determination of Shareholders
entitled to notice of and to vote at such meeting, and
(iii) on the date of such meeting including any
adjournment thereof, and (y) constitute a proper
subject to be brought before the meeting.
            (b)	For business to be properly
brought before a meeting by a Shareholder, the
Shareholder must have given timely notice thereof
in writing to the Secretary of the Trust. To be
timely, (i) any notice given in connection with an
annual meeting must be delivered to or mailed and
received at the principal executive offices of the
Trust not later than 120 days, nor earlier than 150
days, before the first anniversary of the date on
which the Trust first mailed its proxy materials for
the annual meeting held in the prior year; provided,
however, that in the event that the date of the annual
meeting is advanced or delayed by more than 30
days from the first anniversary of the preceding
year's annual meeting, notice by such Shareholder
to be timely must be so received not earlier than 150
days prior to such annual meeting and not later than
the close of business on the 10th day following the
day on which notice or public announcement of the
date of such meeting was given or made, and (ii)
any notice given in connection with a special
meeting must be delivered to or mailed and received
at the principal executive offices of the Trust not
earlier than 150 days prior to such special meeting
and not later than the 10th day following the day on
which notice or public announcement of the date of
such special meeting was given or made. In no
event shall the public announcement of an
adjournment of a meeting commence a new time
period for the giving of a Shareholder's notice as
described above.
            (c)	Any such notice by a
Shareholder shall set forth:
            (i)	as to any
business that the Shareholder
proposes to bring before the meeting,
a brief description of the business
desired to be brought before the
meeting, the text of the proposal or
business (including the text of any
resolutions proposed for
consideration), the reasons for
conducting such business at the
meeting and any material interest in
such business of such Shareholder
and the beneficial owner, if any, on
whose behalf the proposal is made;
and
            (ii)	as to the
Shareholder giving the notice and the
beneficial owner, if any, on whose
behalf the proposal is made:
            (1)	the
name and address of such
Shareholder, as they appear
on the Trust's books, and of
such beneficial owner,
            (2)	the
class and number of Shares
which are owned beneficially
and of record by such
Shareholder and such
beneficial owner and any
Person  who has a
Disclosable Relationship
with such Shareholder or
beneficial owner
("Shareholder Associate"),
            (3)	the
name of each nominee holder
of Shares owned beneficially
but not of record by such
Shareholder and such
beneficial owner and their
respective Shareholder
Associates, and the number
of such Shares held by each
such nominee holder,
            (4)	a
description of any agreement,
arrangement or understanding
(whether written or oral) with
respect to the proposal
between or among such
Shareholder and such
beneficial owner, any of their
respective Shareholder
Associates, and any other
Person or Persons (including
their names) in connection
with the proposal of such
business and any material
interest of such Person or any
Shareholder Associate of
such Person, in such
business, including any
anticipated benefit therefrom
to such Person, or any
Shareholder Associate of
such Person,
            (5)	a
description of any agreement,
arrangement or
understanding, whether
written or oral (including any
derivative or short positions,
profit interests, options,
warrants, stock appreciation
or similar rights, hedging
transactions, and borrowed or
loaned shares), that has been
entered into as of the date of
the Shareholder's notice by,
or on behalf of, such
Shareholder and such
beneficial owners or their
respective Shareholder
Associates, the effect or
intent of which is to mitigate
loss to, manage the risk of or
benefit from Trust share price
changes, or increase or
decrease the voting power of,
such Shareholder or such
beneficial owner or their
respective Shareholder
Associates, with respect to
Shares of the Trust,
            (6)	a
description of all commercial
and professional relationships
and transactions between or
among such Shareholder and
such beneficial owners or
their respective Shareholder
Associates, and any other
Person or Persons known to
such Shareholder and such
beneficial owners or their
respective Shareholder
Associates to have a material
interest in the matter that is
the subject of such notice,
            (7)	the
investment strategy or
objective, if any, of such
Shareholder and such
beneficial owners and their
respective Shareholder
Associates that are not
individuals, and a copy of the
most recent prospectus,
offering memorandum or
similar document, if any,
provided to investors or
potential investors in such
Shareholder, beneficial
owner and each such
Shareholder Associate,
            (8)	a
representation that the
Shareholder is a holder of
record of Shares of the Trust
entitled to vote at such
meeting and intends to appear
in person or by proxy at the
meeting to propose such
business,
            (9)	a
representation whether the
Shareholder or the beneficial
owner, if any, intends or is
part of a group which intends
(a) to deliver a proxy
statement and/or form of
proxy to holders of at least
the percentage of the Trust's
outstanding Shares required
to approve or adopt the
proposal and/or (b) otherwise
to solicit proxies from
Shareholders in support of
such proposal, and
            (10)	any
other information relating to
such Shareholder and such
beneficial owner that would
be required to be disclosed in
a proxy statement or other
filing required to be made in
connection with the
solicitation of proxies by
such Shareholder or
beneficial owner with respect
to the proposed business to
be brought by such
Shareholder or beneficial
owner before the meeting
pursuant to Section 14 of the
Securities Exchange Act of
1934 and the rules and
regulations promulgated
thereunder, whether or not
the Shareholder submitting
the notice intends to deliver a
proxy statement or solicit
proxies.
            (iii)	A Shareholder
providing notice of any business
proposed to be brought before a
meeting of Shareholders shall further
update and supplement such notice,
if necessary, so that the information
provided or required to be provided
in such notice pursuant to Section
1.6(c) shall be true and correct as of
the record date for determining the
Shareholders entitled to receive
notice of the meeting of
Shareholders and such update and
supplement shall be received by the
Secretary at the principal executive
offices of the Trust not later than five
(5) business days after the record
date for determining the
Shareholders entitled to receive
notice of the meeting of
Shareholders.
            (iv)	The foregoing
notice requirements of this Section
1.6 shall be deemed satisfied by a
Shareholder if the Shareholder has
notified the Trust of his, her or its
intention to present a proposal at a
meeting in compliance with Rule
14a-8 promulgated under the
Securities Exchange Act of 1934 (or
any successor provision of law) and
such Shareholder's proposal has
been included in a proxy statement
that has been prepared by the Trust
to solicit proxies for such meeting.
            (d)	Notwithstanding anything in
these By-Laws to the contrary, no business shall be
conducted at any meeting except in accordance with
the procedures set forth in this Section 1.6. The
chairman of the meeting shall, if the facts warrant,
determine and declare to the meeting that (i) the
business proposed to be brought before the meeting
is not a proper subject thereof and/or (ii) such
business was not properly brought before the
meeting in accordance with the provisions of this
Section 1.6, and, if he should so determine, he shall
so declare to the meeting that any such business
shall not be considered or transacted.
            (e)	For purposes of Section 1.6
and Section 2.3 of these By-Laws, "public
announcement" shall mean disclosure in a press
release reported by the Dow Jones News Service,
Bloomberg or comparable news service or in a
document publicly filed by the Trust with the
Securities and Exchange Commission pursuant to
the Securities Exchange Act of 1934 or the
Investment Company Act of 1940, as amended.
            (f)	Notwithstanding the
foregoing provisions of this Section 1.6, unless
otherwise required by law, if the Shareholder (or a
qualified representative of the Shareholder) does not
appear at the annual or special meeting of
Shareholders of the Trust to present proposed
business, such proposed business shall not be
transacted, notwithstanding that proxies in respect
of such vote may have been received by the Trust.
For purposes of this Section 1.6(f), to be considered
a qualified representative of the Shareholder, a
Person must be a duly authorized officer, manager
or partner of such Shareholder or must be
authorized by a writing executed by such
Shareholder delivered by such Shareholder to act
for such Shareholder as proxy at the meeting of
Shareholders and such Person must produce such
writing at the meeting of Shareholders.
            (g)	Notwithstanding the
foregoing provisions of this Section 1.6, a
Shareholder shall also comply with all applicable
requirements of the Securities Exchange Act of
1934 and the rules and regulations thereunder with
respect to the matters set forth in this Section 1.6;
provided however, that any references in these By-
Laws to the Securities Exchange Act of 1934 or the
rules promulgated thereunder are not intended to
and shall not limit any requirements applicable to
proposals as to any business to be considered
pursuant to this Section 1.6, and compliance with
Section 1.6 shall be the exclusive means for a
Shareholder to submit business (other than matters
brought properly under and in compliance with
Rule 14a-8 under the Securities Exchange Act of
1934 (or any successor provision of law)).
            1.7	Exclusive Forum for Certain
Litigation. To the fullest extent permitted by law either (1) the Supreme Court for the State of New
York, New York County, or, if that Court does not have jurisdiction because the action asserts a federal claim, the United States District Court for the Southern District of New York, or (2) the Court of
Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction shall be the sole and exclusive forums for (a) any derivative action or proceeding brought in the right or on behalf of the Trust, (b) any action asserting a claim of breach of
(i) any duty owed by any Trustee, officer, other employee or agent of the Trust to the Trust or to the Shareholders of the Trust or (ii) a standard of conduct applicable to trustees, (c) any action asserting a claim against the Trust or any Trustee, officer, other employee or agent of the Trust arising pursuant to any provision of the Delaware Statutory
Trust Act, the Declaration of Trust or these By-
Laws, or (d) any action asserting a claim against the Trust or any Trustee, officer, other employee or agent of the Trust that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in Shares of the Trust shall be deemed to have notice of and consented to the provisions of this Section 1.7.
ARTICLE II

TRUSTEES
            2.1	Annual and Regular
Meetings.  Meetings of the Trustees shall be held
from time to time upon the call of the Chairman, if
any, the President, the Secretary or any two
Trustees.  Regular meetings of the Trustees may be
held without call or notice and shall generally be
held quarterly.  Neither the business to be transacted
at, nor the purpose of, any meeting of the Board of
Trustees need be stated in the notice or waiver of
notice of such meeting, and no notice need be given
of action proposed to be taken by unanimous
written consent.
            2.2	Chairman; Records.  The
Chairman, if any, shall act as chairman at all
meetings of the Trustees; in absence of a chairman,
the Trustees present shall elect one of their number
to act as temporary chairman.  The results of all
actions taken at a meeting of the Trustees, or by
unanimous written consent of the Trustees, shall be
recorded by the person appointed by the Board of
Trustees as the meeting secretary.
            2.3	Trustee Nominations.  (a)
Only persons who are nominated in accordance
with the procedures set forth in this Section 2.3
shall be eligible for election or re-election as
Trustees. Nominations of persons for election or re-
election to the Board of Trustees of the Trust may
be made at an annual meeting of Shareholders or at
a special meeting of Shareholders as to which the
call for the meeting and the Trust's notice of
meeting provide for the election of Trustees, by or
at the direction of the Board of Trustees or by any
Shareholder of the Trust who is entitled to vote for
the election of such nominee at the meeting, who
complies with the notice procedures set forth in this
Section 2.3 and who is a Shareholder of record at
the time such notice is delivered to the Secretary of
the Trust, on the record date for the determination
of Shareholders entitled to notice of and to vote at
such meeting and at the time of such meeting (and
any postponement and adjournment thereof).
            (b)	Such nominations, other than
those made by or at the direction of the Board of
Trustees, shall be made pursuant to timely notice
delivered in writing to the Secretary of the Trust. To
be timely, (i) any notice of nomination(s) by a
Shareholder given in connection with an annual
meeting must be delivered to or mailed and received
at the principal executive offices of the Trust not
later than 120 days, nor earlier than 150 days,
before the first anniversary of the date on which the
Trust first mailed its notice and proxy materials for
the annual meeting held in the prior year; provided,
however, that in the event that the date of the annual
meeting is advanced or delayed by more than 30
days from the first anniversary of the preceding
year's annual meeting, notice by such Shareholder
to be timely must be so received not earlier than 150
days prior to such annual meeting and not later than
the close of business on the 10th day following the
day on which notice or public announcement of the
date of such meeting was given or made, and (ii)
any notice of nomination(s) given in connection
with a special meeting as to which the call for the
meeting and the Trust's notice of meeting provide
for the election of Trustees must be delivered to or
mailed and received at the principal executive
offices of the Trust not earlier than 150 days prior to
such special meeting and not later than 120 days
prior to the date of the meeting; provided, however,
that if less than 130 days' notice or prior public
disclosure of the date of such special meeting is
given or made to Shareholders, any such notice by a
Shareholder to be timely must be so received not
later than the close of business on the 10th day
following the day on which notice of the date of
such special meeting was given or such public
disclosure was made. In no event shall the public
announcement of an adjournment of a meeting
commence a new time period for the giving of a
Shareholder's notice of nomination(s) as described
above.
            (c)	Any such notice by a
Shareholder shall set forth:
            (i)	as to the
Shareholder giving the notice and the
beneficial owner, if any, on whose
behalf the nomination is made:
            (1)	the
name and address of such
Shareholder, as they appear
on the Trust's books, and of
such beneficial owner,
            (2)	the
class and number of Shares
which are owned beneficially
and of record by such
Shareholder and such
beneficial owner and their
respective Shareholder
Associates,
            (3)	the
name of each nominee holder
of Shares owned beneficially
but not of record by such
Shareholder and such
beneficial owner and their
respective Shareholder
Associates, and the number
of such Shares held by each
such nominee holder,
            (4)	a
description of any agreement,
arrangement or understanding
(whether written or oral) with
respect to the nomination
between or among such
Shareholder and such
beneficial owner, any of their
respective Shareholder
Associates, and any other
Person or Persons (including
their names) in connection
with the nomination and any
material interest of such
Person or any Shareholder
Associate of such Person, in
such nomination, including
any anticipated benefit
therefrom to such Person, or
any Shareholder Associate of
such Person,
            (5)	a
description of any agreement,
arrangement or
understanding, whether
written or oral (including any
derivative or short positions,
profit interests, options,
warrants, stock appreciation
or similar rights, hedging
transactions, and borrowed or
loaned shares), that has been
entered into as of the date of
the Shareholder's notice by,
or on behalf of, such
Shareholder and such
beneficial owners or their
respective Shareholder
Associates, the effect or
intent of which is to mitigate
loss to, manage the risk of or
benefit from Trust share price
changes, or increase or
decrease the voting power of,
such Shareholder or such
beneficial owner or their
respective Shareholder
Associates, with respect to
Shares of the Trust,
            (6)	a
description of all commercial
and professional relationships
and transactions between or
among such Shareholder and
such beneficial owners or
their respective Shareholder
Associates, and any other
Person or Persons known to
such Shareholder and such
beneficial owners or their
respective Shareholder
Associates to have a material
interest in the nomination that
is the subject of such notice,
            (7)	the
investment strategy or
objective, if any, of such
Shareholder and such
beneficial owners and their
respective Shareholder
Associates that are not
individuals, and a copy of the
most recent prospectus,
offering memorandum or
similar document, if any,
provided to investors or
potential investors in such
Shareholder, beneficial
owner and each such
Shareholder Associate,
            (8)	a
representation that the
Shareholder is a holder of
record of Shares of the Trust
entitled to vote at such
meeting and intends to appear
in person or by proxy at the
meeting to propose such
nomination,
            (9)	a
representation whether the
Shareholder or the beneficial
owner, if any, intends or is
part of a group which intends
(a) to deliver a proxy
statement and/or form of
proxy to holders of at least
the percentage of the Trust's
outstanding Shares required
to elect the nominee and/or
(b) otherwise to solicit
proxies from Shareholders in
support of such nomination,
and
            (10)	any
other information relating to
such Shareholder and such
beneficial owner that would
be required to be disclosed in
a proxy statement or other
filing required to be made in
connection with the
solicitation of proxies by
such Person with respect to
the proposed business to be
brought by such Person
before the meeting pursuant
to Section 14 of the
Securities Exchange Act of
1934 and the rules and
regulations promulgated
thereunder, whether or not
the Shareholder submitting
the notice intends to deliver a
proxy statement or solicit
proxies.
            (ii)	As to each
individual whom the Shareholder
proposes to nominate for election as
a Trustee (a "Proposed Nominee")
and each Person who has a
Disclosable Relationship with such
Proposed Nominee ("Proposed
Nominee Associate"):
            (1)	the
name, age, business address
and residence address of such
Proposed Nominee and each
Proposed Nominee Associate
of such Proposed Nominee,
            (2)	the
principal occupation or
employment of such
Proposed Nominee,
            (3)	the
class and number of Shares
which are owned beneficially
and of record by such
Proposed Nominee and each
Proposed Nominee Associate
of such Proposed Nominee,
            (4)	the
name of each nominee holder
of Shares of the capital stock
of the Trust owned
beneficially but not of record
by such Proposed Nominee
and each Proposed Nominee
Associate of such Proposed
Nominee, and the number of
such Shares held by each
such nominee holder,
            (5)	a
description of any agreement,
arrangement or
understanding, whether
written or oral (including any
derivative or short positions,
profit interests, options,
warrants, stock appreciation
or similar rights, hedging
transactions, and borrowed or
loaned shares), that has been
entered into as of the date of
the Shareholder's notice by,
or on behalf of, such
Proposed Nominee and each
Proposed Nominee Associate
of such Proposed Nominee,
the effect or intent of which
is to mitigate loss to, manage
risk or benefit of share price
changes for, or increase or
decrease the voting power of,
such Proposed Nominee and
each Proposed Nominee
Associate of such Proposed
Nominee, with respect to
Shares of the Trust,
            (6)	a
description of all agreements,
arrangements, or
understandings (whether
written or oral) between such
Proposed Nominee and any
Proposed Nominee Associate
of such Proposed Nominee
related to, and any material
interest of such Proposed
Nominee Associate in, such
nomination, including any
anticipated benefit therefrom
to such Proposed Nominee
Associate,
            (7)	a
description of all commercial
and professional relationships
and transactions between or
among such Proposed
Nominee or any Proposed
Nominee Associate, and any
other Person or Persons
known to such Proposed
Nominee or Proposed
Nominee Associate to have a
material interest in such
nomination,
            (8)	a
representation as to whether
such Proposed Nominee is an
"interested person," as
defined under Section
2(a)(19) of the Investment
Company Act of 1940, as
amended,
            (9)	a
representation that the
Proposed Nominee satisfies
the Trust's qualifications as
set out in Section 2.4 of these
By-Laws,
            (10)	any
other information relating to
such Proposed Nominee that
would be required to be
disclosed in a proxy
statement or other filings
required to be made in
connection with solicitations
of proxies for election of
Trustees in a solicitation
subject to Rule 14a-12(c) of
the Securities Exchange Act
of 1934, whether or not the
Shareholder submitting the
notice intends to deliver a
proxy statement or solicit
proxies and whether or not an
election contest is involved,
and
            (11)	such
Proposed Nominee's written
consent to being named as a
nominee and to serving as a
Trustee if elected.
            (iii)	Any notice of
a Shareholder's intent to nominate a
Proposed Nominee must be
accompanied by a certificate
executed by the Proposed Nominee
certifying that such Proposed
Nominee (a) is not, and will not
become a party to, any agreement,
arrangement or understanding
(whether written or oral) with any
Person other than the Trust in
connection with service or action as
a Trustee of the Trust that has not
been disclosed to the Trust, (b) will
serve as a Trustee of the Trust if
elected, and (c) satisfies the Trustee
qualifications as set out in Section
2.4 of these By-Laws.
            (iv)	The Trust may
require any Proposed Nominee to
complete a Trustee questionnaire in
such form as the Board of Trustees
deems appropriate, undergo a
background check or furnish such
other information as it may
reasonably require to determine the
eligibility of such Proposed Nominee
to serve as a Trustee of the Trust.
            (v)	A Shareholder
providing notice of any nomination
proposed to be brought before a
meeting of Shareholders shall further
update and supplement such notice,
if necessary, so that the information
provided or required to be provided
in such notice pursuant to Section
2.3 shall be true and correct as of the
record date for determining the
Shareholders entitled to receive
notice of the meeting of
Shareholders and such update and
supplement shall be received by the
Secretary at the principal executive
offices of the Trust not later than five
(5) business days after the record
date for determining the
Shareholders entitled to receive
notice of the meeting of
Shareholders.
            (d)	If a notice by a Shareholder is
required to be given pursuant to this Section 2.3, no
person shall be entitled to receive reimbursement
from the Trust of the expenses of a solicitation of
proxies for the election as a Trustee of a person
named in such notice unless such notice states that
such reimbursement will be sought from the Trust
and the Board of Trustees approves such
reimbursement. The chairman of the meeting shall,
if the facts warrant, determine and declare to the
meeting that a nomination was not made in
accordance with the procedures prescribed by the
By-Laws, and, if he should so determine, he shall so
declare to the meeting and the defective nomination
shall be disregarded for all purposes.
            (e)	Notwithstanding the
foregoing provisions of this Section 2.3, unless
otherwise required by law, if the Shareholder (or a
qualified representative of the Shareholder) does not
appear at the annual or special meeting of
Shareholders of the Trust to present a nomination,
such nomination shall be disregarded,
notwithstanding that proxies in respect of such vote
may have been received by the Trust.  For purposes
of this Section 2.3(e), to be considered a qualified
representative of the Shareholder, a Person must be
a duly authorized officer, manager or partner of
such Shareholder or must be authorized by a writing
executed by such Shareholder delivered by such
Shareholder to act for such Shareholder as proxy at
the meeting of Shareholders and such Person must
produce such writing at the meeting of
Shareholders.
            (f)	Notwithstanding the
foregoing provisions of this Section 2.3, a
Shareholder shall also comply with all applicable
requirements of the Securities Exchange Act of
1934 and the rules and regulations thereunder with
respect to the matters set forth in this Section 2.3;
provided however, that any references in these By-
Laws to the Securities Exchange Act of 1934 or the
rules promulgated thereunder are not intended to
and shall not limit any requirements applicable to
nominations to be considered pursuant to this
Section 2.3, and compliance with Section 2.3 shall
be the exclusive means for a Shareholder to make
nominations.
            2.4	Qualifications.  Only
individuals satisfying the following qualification requirements applicable to all Trustees may be nominated, elected, appointed, qualified or seated
("nominated or seated") to serve as a Trustee unless a majority of the Trustees then in office shall have determined by resolution that failure to satisfy a particular qualification requirement will not present undue conflicts or impede the ability of the individual to discharge the duties of a Trustee or the free flow of information among Trustees or between the Trust's investment adviser, investment sub-adviser (if any) and the Board of Trustees: (i) an individual nominated or seated as a Trustee shall meet any qualification requirements or conditions set forth in the Declaration, including as to minimum and maximum age; (ii) an individual nominated or seated as a Trustee shall, at the time the individual is nominated or seated, serve as a director of no more than 5 companies having securities registered under the Securities Exchange
Act of 1934 or treated as public reporting companies under any comparable regulatory regime
(investment companies having the same investment adviser or investment advisers in a control relationship with each other shall all be counted as a single company for this purpose); (iii) an individual nominated or seated as a Trustee shall not be an employee, officer, partner, member or director of
(A) any investment adviser or Person in a control relationship with such investment adviser (other than the Trust's investment adviser, investment sub-adviser (if any) or any investment adviser in a control relationship with the Trust's investment adviser or investment sub-adviser) or (B) an entity controlling or controlled by any investment adviser
(other than the Trust's investment adviser or investment sub-adviser (if any) or any investment adviser in a control relationship with the Trust's investment adviser or investment sub-adviser (if any) or any Person in a control relationship with any of the foregoing); (iv) an individual nominated or seated as a Trustee shall not have been charged
(unless such charges were dismissed or the individual was otherwise exonerated) with a criminal offense involving moral turpitude, dishonesty or breach of trust, or have been convicted or have pled guilty or nolo contendere with respect to a felony under the laws of the United
States or any state thereof; (v) an individual nominated or seated as a Trustee shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority
(including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual's activities with respect to any investment-related business (collectively,
"Prohibited Conduct"), nor shall an individual nominated or seated as a Trustee be the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or seated as a Trustee failing to satisfy the requirements of this clause (v), nor shall any individual nominated or seated as a Trustee be or have engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the Securities and Exchange Commission censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940; (vi) an individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(a) of the Investment Company Act of 1940 that would result in, or could have reasonably been expected or would reasonably be expected to result in such individual or a company of which such individual is an affiliated person (as defined in Section 2(a)(3) of the Investment Company Act of 1940) being ineligible, in the absence of an exemptive order under Section 9(c) of the Investment Company Act of 1940, to serve or act in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered investment company, or principal underwriter for any registered investment company, registered unit investment trust, or registered face-amount certificate company; (vii) an individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the Investment Company Act of 1940 that, in the absence of an exemptive order under Section 9(c) of the Investment Company Act of 1940, would permit, or could reasonably have been expected or would reasonably be expected to permit the Securities and Exchange Commission by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the Investment Company Act of 1940) of such investment adviser, depositor, or principal underwriter; (viii) an individual nominated or seated as an "Independent Trustee" shall not be an "interested person," as defined under Section
2(a)(19) of the Investment Company Act of 1940, of the Trust; (ix) an individual nominated or seated as a Trustee shall not, and any immediate family member of such nominee shall not, be employed or have been employed within the last two full calendar years and the current year by any pooled investment vehicle primarily engaged in the business of investing in "investment securities" (as defined in the Investment Company Act of 1940)
(an "investment fund") or any company or companies controlling, controlled by or under common control with such investment fund
(including, without limitation, the sponsor, manager, advisor or subadvisor to the investment fund) which in the aggregate beneficially own (A) more than three percent (3%) of the outstanding voting Shares of the Trust, (B) securities issued by the Trust having an aggregate value in excess of five percent (5%) of the total assets of such investment fund and any company or companies controlled by such investment fund, (C) securities issued by the Trust and by all other investment funds having an aggregate value in excess of ten percent (10%) of the total assets of the investment fund making such investment and any company or companies controlled by the investment fund making such investment, or (D) together with other investment funds having the same investment adviser and companies controlled by such investment funds, more than ten percent (10%) of the total outstanding Shares of the Trust (an investment fund making such investment(s) and any company or companies controlled by it in the aggregate owning securities in excess of the amounts set forth in (A), (B), (C) or (D), but excluding any investment fund managed by the Trust's investment adviser, investment sub-adviser
(if any) or an investment adviser in a control relationship with the Trust's investment adviser or investment sub-adviser, being referred to as a "12(d) Holder"), or by any Person who controls, is controlled by, under common control with or acts in concert with a 12(d) Holder; (x) an individual nominated or seated as a Trustee shall not, and any immediate family member of such nominee shall not, have accepted directly or indirectly, during the calendar year of the election for which such individual is nominated or seated, or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 12(d) Holder or from any Person who controls, is controlled by, is under common control with or acts in concert with any 12(d) Holder; (xi) an individual nominated or seated as a Trustee shall not, and any immediate family member of such nominee shall not, be an officer, director, partner or managing member (or Person performing similar functions) of any 12(d) Holder or of any Person who controls, is controlled by, is under common control with or is acting in concert with a 12(d)
Holder; and (xii) an individual nominated or seated as a Trustee shall not, and any immediate family member of such nominee shall not, control or act in concert with any 12(d) Holder or any Person who controls, is controlled by, is under common control with or is acting in concert with a 12(d) Holder.
ARTICLE III

OFFICERS
            3.1	Officers of the Trust.  The
officers of the Trust shall consist of a Chairman, if
any, a President, a Secretary, a Treasurer and such
other officers or assistant officers as may be elected
or authorized by the Trustees.  Any two or more of
the offices may be held by the same Person, except
that the same person may not be both President and
Secretary.  The Chairman, if any, shall be a Trustee,
but no other officer of the Trust need be a Trustee.
            3.2	Election and Tenure.  At the
initial organization meeting, the Trustees shall elect
the Chairman, if any, President, Secretary,
Treasurer and such other officers as the Trustees
shall deem necessary or appropriate in order to
carry out the business of the Trust.  Such officers
shall serve at the pleasure of the Trustees or until
their successors have been duly elected and
qualified.  The Trustees may fill any vacancy in
office or add any additional officers at any time.
            3.3	Removal of Officers.  Any
officer may be removed at any time, with or without
cause, by action of a majority of the Trustees.  This
provision shall not prevent the making of a contract
of employment for a definite term with any officer
and shall have no effect upon any cause of action
which any officer may have as a result of removal
in breach of a contract of employment.  Any officer
may resign at any time by notice in writing signed
by such officer and delivered or mailed to the
Chairman, if any, President, or Secretary, and such
resignation shall take effect immediately upon
receipt by the Chairman, if any, President, or
Secretary, or at a later date according to the terms of
such notice in writing.
            3.4	Bonds and Surety.  Any
officer may be required by the Trustees to be
bonded for the faithful performance of such
officer's duties in such amount and with such
sureties as the Trustees may determine.
            3.5	Chairman, President, and
Vice Presidents.  The Chairman, if any, shall, if
present, preside at all meetings of the Shareholders
and of the Trustees and shall exercise and perform
such other powers and duties as may be from time
to time assigned to such person by the Trustees.
Subject to such supervisory powers, if any, as may
be given by the Trustees to the Chairman, if any, the
President shall be the chief executive officer of the
Trust and, subject to the control of the Trustees,
shall have general supervision, direction and control
of the business of the Trust and of its employees
and shall exercise such general powers of
management as are usually vested in the office of
President of a corporation.  Subject to direction of
the Trustees, the Chairman, if any, and the President
shall each have power in the name and on behalf of
the Trust or any of its Series to execute any and all
loans, documents, contracts, agreements, deeds,
mortgages, registration statements, applications,
requests, filings and other instruments in writing,
and to employ and discharge employees and agents
of the Trust.  Unless otherwise directed by the
Trustees, the Chairman, if any, and the President
shall each have full authority and power, on behalf
of all of the Trustees, to attend and to act and to
vote, on behalf of the Trust at any meetings of
business organizations in which the Trust holds an
interest, or to confer such powers upon any other
persons, by executing any proxies duly authorizing
such persons.  The Chairman, if any, and the
President shall have such further authorities and
duties as the Trustees shall from time to time
determine.  In the absence or disability of the
President, the Vice-Presidents in order of their rank
as fixed by the Trustees or, if more than one and not
ranked, the Vice-President designated by the
Trustees, shall perform all of the duties of the
President, and when so acting shall have all the
powers of and be subject to all of the restrictions
upon the President.  Subject to the direction of the
Trustees, and of the President, each Vice-President
shall have the power in the name and on behalf of
the Trust to execute any and all instruments in
writing, and, in addition, shall have such other
duties and powers as shall be designated from time
to time by the Trustees or by the President.
            3.6	Secretary.  The Secretary
shall maintain the minutes of all meetings of, and
record all votes of, Shareholders, Trustees and the
Executive Committee, if any.  The Secretary shall
be custodian of the seal of the Trust, if any, and the
Secretary (and any other person so authorized by
the Trustees) shall affix the seal, or if permitted,
facsimile thereof, to any instrument executed by the
Trust which would be sealed by a Delaware
business corporation executing the same or a similar
instrument and shall attest the seal and the signature
or signatures of the officer or officers executing
such instrument on behalf of the Trust.  The
Secretary shall also perform any other duties
commonly incident to such office in a Delaware
business corporation, and shall have such other
authorities and duties as the Trustees shall from
time to time determine.
            3.7	Treasurer.  Except as
otherwise directed by the Trustees, the Treasurer
shall have the general supervision of the monies,
funds, securities, notes receivable and other
valuable papers and documents of the Trust, and
shall have and exercise under the supervision of the
Trustees and of the President all powers and duties
normally incident to the office.  The Treasurer may
endorse for deposit or collection all notes, checks
and other instruments payable to the Trust or to its
order.  The Treasurer shall deposit all funds of the
Trust in such depositories as the Trustees shall
designate.  The Treasurer shall be responsible for
such disbursement of the funds of the Trust as may
be ordered by the Trustees or the President.  The
Treasurer shall keep accurate account of the books
of the Trust's transactions which shall be the
property of the Trust, and which together with all
other property of the Trust in the Treasurer's
possession, shall be subject at all times to the
inspection and control of the Trustees.  Unless the
Trustees shall otherwise determine, the Treasurer
shall be the principal accounting officer of the Trust
and shall also be the principal financial officer of
the Trust.  The Treasurer shall have such other
duties and authorities as the Trustees shall from
time to time determine.  Notwithstanding anything
to the contrary herein contained, the Trustees may
authorize any adviser, administrator, manager or
transfer agent to maintain bank accounts and
deposit and disburse funds of any Series of the
Trust on behalf of such Series.
            3.8	Other Officers and Duties.
The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.
ARTICLE IV

MISCELLANEOUS
            4.1	Depositories.  In accordance
with Section 7.1 of the Declaration, the funds of the
Trust shall be deposited in such custodians as the
Trustees shall designate and shall be drawn out on
checks, drafts or other orders signed by such officer,
officers, agent or agents (including the adviser,
administrator or manager), as the Trustees may
from time to time authorize.
            4.2	Signatures.  All contracts and
other instruments shall be executed on behalf of the
Trust by its properly authorized officers, agent or
agents, as provided in the Declaration or By-laws or
as the Trustees may from time to time by resolution
provide.
            4.3	Seal.  The Trust is not
required to have any seal, and the adoption or use of
a seal shall be purely ornamental and be of no legal
effect.  The seal, if any, of the Trust, or any Series
of the Trust, if any, may be affixed to any
instrument, and the seal and its attestation may be
lithographed, engraved or otherwise printed on any
document with the same force and effect as if it had
been imprinted and affixed manually in the same
manner and with the same force and effect as if
done by a Delaware business corporation.  The
presence or absence of a seal shall have no effect on
the validity, enforceability or binding nature of any
document or instrument that is otherwise duly
authorized, executed and delivered.
            4.4	Declaration of Trust and By-
Laws.  The Trust shall keep at its offices the
original or a copy of the Declaration of Trust and
these By-Laws, as amended or restated from time to
time, where they may be inspected during the
Trust's regular business hours by any Shareholder,
or its duly authorized representative, upon
reasonable written demand to the Trust, for any
purpose reasonably related to such Shareholder's
interest as a Shareholder.
            4.5	Inspection of Other Records.
If information is requested by a Shareholder, the Board of Trustees, or, in case the Board of Trustees does not act, the president, any vice president or the secretary, shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents
            The Board of Trustees, or, in case
the Board of Trustees does not act, the president, any vice president or the secretary, may keep confidential from Shareholders for such period of time as the Board of Trustees or such officer, as applicable, deems reasonable any information that the Board of Trustees or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board of Trustees or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.
ARTICLE V

STOCK TRANSFERS
            5.1	Transfer Agents, Registrars
and the Like.  As provided in Section 6.9 of the
Declaration, the Trustees shall have authority to
employ and compensate such transfer agents and
registrars with respect to the Shares of the various
Series of the Trust as the Trustees shall deem
necessary or desirable.  In addition, the Trustees
shall have power to employ and compensate such
dividend disbursing agents, warrant agents and
agents for the reinvestment of dividends as they
shall deem necessary or desirable.  Any of such
agents shall have such power and authority as is
delegated to any of them by the Trustees.
            5.2	Transfer of Shares.  The
Shares of the Trust shall be transferable on the
books of the Trust only upon delivery to the
Trustees or a transfer agent of the Trust of proper
documentation as provided in Section 6.10 of the
Declaration.  The Trust, or its transfer agents, shall
be authorized to refuse any transfer unless and until
presentation of such evidence as may be reasonably
required to show that the requested transfer is
proper.
            5.3	Registered Shareholders.
The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.
ARTICLE VI

AMENDMENT OF BY-LAWS
            6.1	Amendment and Repeal of
By-Laws. In accordance with Section 3.9 of the Declaration, the Trustees shall have the power to amend or repeal the By-Laws or adopt new By-
Laws at any time; provided, however, that By-Laws adopted by the Shareholders may, if such By-Laws so state, be altered, amended or repealed only by the Shareholders by an affirmative vote of a majority of the outstanding voting securities of the Trust, and not by the Trustees. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The
Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.
 	"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a series or portfolio of any of the foregoing, or a government or political subdivision or an agency or instrumentality thereof.
 	"Disclosable Relationship" with respect to another Person means (A) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of any agreement, arrangement, understanding (whether written or oral) or practice, including sharing of information, decisions or actions, of a Person with such other Person with respect to the Trust or Shares of the Trust, (B) the beneficial ownership of securities of any Person known by such Person to beneficially own Shares of the Trust and of which such Person knows such other Person also beneficially owns any securities, (C) sharing beneficial ownership of any securities with such other Person, (D) being an immediate family member of such other Person, (E) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of a material business or professional relationship with such other Person or with any Person of which such other
Person is a holder of 5% or more of the outstanding voting securities, officer, director, general partner, managing member or employee or (F) controlling, being controlled by or being under common control with such other Person.